UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Offering of Class A Common Stock

On May 23, 2016, Parsley Energy, Inc. (the “Company”) issued a news release announcing the commencement of an underwritten public offering of 8,000,000 shares of its Class A common stock (the “Equity Offering”). The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Class A common stock. A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Offering of Senior Notes

On May 23, 2016, the Company issued a press release announcing that, subject to market and other conditions, its subsidiaries, Parsley Energy, LLC and Parsley Finance Corp., intend to commence a private placement of $200.0 million in aggregate principal amount of senior unsecured notes due 2024 (the “Notes Offering”). A copy of the news release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

(i) In connection with the Notes Offering, the Company provided the additional information set forth below in the disclosures provided to investors in the Notes Offering. Capitalized terms used but not defined below have the meaning given such terms in the offering circular related to the Notes Offering. All references to acreage, drilling locations and well counts as of March 31, 2016 are pro forma for the Previous 2016 Acquisitions.

Our Properties

We began operations in August 2008 when we acquired operator rights to wells producing from the Spraberry Trend in the Midland Basin from Joe Parsley, a co-founder of Parker and Parsley Petroleum Company (“Parker and Parsley”). At March 31, 2016, our acreage position was 164,337 gross (120,727 net) acres, which includes 109,806 gross (80,003 net) acres in the Midland Basin and 54,531 gross (40,724 net) acres in the Delaware Basin. As of that date, we operated 599 gross (389.1 net) vertical wells and 88 gross (78.2 net) horizontal wells across our acreage in the Midland Basin and we had interests in 713 gross (469.8 net) producing wells across all of our properties and operated 99.5% of the wells in which we had an interest.

We intend to grow our reserves and production through the development, exploitation and drilling of our multi-year inventory of identified drilling locations. Since commencing our horizontal drilling program in 2013 through March 31, 2016, we have drilled and completed 82 gross (73.7 net) horizontal wells in the Midland Basin, of which 15 gross (14.8 net) horizontal wells were completed during the three months ended March 31, 2016. We have also drilled and completed one gross (0.9 net) horizontal well in the Delaware Basin. As of March 31, 2016, we had drilled and completed three vertical appraisal wells and one horizontal appraisal well in the Delaware Basin. We expect to supplement organic growth from our drilling program by proactively leasing additional acreage and selectively pursuing acquisitions that meet our strategic and financial objectives, with an emphasis on oil-weighted reserves in the Midland Basin. As of March 31, 2016, we have identified 2,976 potential horizontal drilling locations and 147 80- and 40-acre potential vertical drilling locations on our existing acreage. The majority of our identified horizontal drilling locations are located in our horizontal focus area, which is comprised of specific portions of Upton, Reagan, Midland, and Glasscock Counties in Texas.

Horizontal Drilling Locations

The following table summarizes the Company’s technically identified horizontal drilling locations in the Permian Basin as of March 31, 2016:

Area	Net Acreage	Identified Drilling Locations(1,2)
Midland Basin-Core	66,261	2,176
Midland Basin-Tier I	13,742	499
Midland Basin-Other	0	0
Southern Delaware Basin	40,724	301
Total Permian Basin	120,727	2,976

(1)	The Company has estimated drilling locations based on well spacing assumptions for the areas in which the Company operates and other criteria. The drilling locations on which the Company actually drills will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities the Company is able to conduct on these identified locations may not be successful and may not result in the Company adding additional proved reserves to the Company’s existing proved reserves.
(2)	The Company’s target horizontal location count implies 660 feet to 990 feet between well spacing which is equivalent to five to eight wells per 640-acre section per prospective interval. The ultimate spacing may be less than these amounts, which would result in a higher location count, or greater than these amounts, which would result in a lower location count.

(ii) On May 23, 2016, the Company issued a news release announcing it has entered into an agreement to acquire mineral rights under approximately 30,000 acres consisting of Company leasehold and other adjacent properties in Pecos and Reeves Counties, Texas in the Southern Delaware Basin for $280.5 million in cash. The proposed transaction is scheduled to close by July 14, 2016, subject to completion of due diligence and satisfaction of closing conditions.

The Company also announced the purchase of additional working interests in the Company’s leasehold in Pecos and Reeves Counties totaling 885 net acres for $9.0 million in cash. This transaction closed on May 10, 2016. A copy of the news release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

(iii) In connection with the Equity Offering, the Company provided the additional risk factor set forth below in the disclosures provided to investors in the Equity Offering. Capitalized terms used but not defined below have the meaning given such terms in the prospectus supplement related to the Equity Offering.

We may not consummate the Trees Minerals Acquisition or the Concurrent Notes Offering, and this offering is not conditioned on the consummation of the Trees Minerals Acquisition or the Concurrent Notes Offering.

We intend to use the net proceeds from this offering, along with the net proceeds from the Concurrent Notes Offering, to fund the aggregate purchase price for the Trees Minerals Acquisition, as described under “Summary—Recent Developments.” However, we may not consummate the Trees Minerals Acquisition, which is subject to the satisfaction of customary closing conditions, including the Sellers’ receipt of an opinion from an independent valuation firm with respect to the fairness of the Trees Minerals Acquisition. There can be no assurance that such conditions will be satisfied or that the Trees Minerals Acquisition will be consummated. Further, we may not consummate the Concurrent Notes Offering, which is subject to market conditions and other factors.

This offering is not conditioned on the consummation of the Trees Minerals Acquisition nor the Concurrent Notes Offering. Therefore, upon the closing of this offering, you will become a holder of our Class A common stock regardless of whether either the Trees Minerals Acquisition or the Concurrent Notes Offering are consummated, delayed or terminated. If the Trees Minerals Acquisition or the Concurrent Notes Offering are delayed or terminated, the price of our Class A common stock may decline to the extent that the current market price of our Class A common stock reflects a market assumption that the Trees Minerals Acquisition and the Concurrent Notes Offering will be consummated on the terms described herein.

If the Trees Minerals Acquisition is not consummated, our management will have broad discretion in the application of the net proceeds of this offering and could apply the proceeds in ways that you or other stockholders may not approve of. In addition, if the Concurrent Notes Offering is not consummated, our management will have broad discretion in the source of funds for the Trees Minerals Acquisition, and could draw upon such other sources of funds in ways that you or other stockholders may not approve. In either event, the market price of our Class A common stock could be adversely affected.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release, dated May 23, 2016, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated May 23, 2016, titled “Parsley Energy, LLC Announces $200 Million Private Placement of Senior Unsecured Notes due 2024.”

99.3	News Release, dated May 23, 2016, titled “Parsley Energy Announces Acquisition of Mineral Rights in the Southern Delaware Basin.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2016

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated May 23, 2016, titled “Parsley Energy Announces Public Offering of Class A Common Stock.”

99.2	News Release, dated May 23, 2016, titled “Parsley Energy, LLC Announces $200 Million Private Placement of Senior Unsecured Notes due 2024.”

99.3	News Release, dated May 23, 2016, titled “Parsley Energy Announces Acquisition of Mineral Rights in the Southern Delaware Basin.”